Exhibit 3.2

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Incorporated under the laws
of the State of Delaware

AMENDED AND RESTATED
BYLAWS

As adopted on November 4, 2013

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

AMENDED AND RESTATED
BYLAWS

i

ii

AMENDED AND RESTATED
BYLAWS

OF

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(the “Corporation”)

ARTICLE I
OFFICES

SECTION 1.01   Registered Office.

The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.  The name of its registered agent is National Registered Agents, Inc.  The Corporation shall designate a natural person to receive communications from the registered agent.

SECTION 1.02   Other Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.01   Place of Meetings.

Meetings of the stockholders for the election of directors or for any other purpose will be held at such time and place, either within or without the State of Delaware as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.02   Annual Meeting.

(A) Annual meetings of stockholders will be held each year on such date and at such time as designated by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

(B) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 6.01 of these Bylaws, (2) by or at the direction of the Chairman of the Board or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (B), (C), (D), (E) and (F) of this Section 2.02 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  The procedures set forth in this Section 2.02 shall be the exclusive means for a stockholder to bring business before any meeting of stockholders, or to nominate persons for election as directors at any stockholders meeting duly called for the election of Directors; provided, however, that, once business has been properly brought before a meeting of stockholders in accordance with such procedures, nothing in this Section 2.02 shall be deemed to preclude discussion by any stockholder of any such business.

(C) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (B) of this Section 2.02, the stockholder must have given timely notice thereof in writing, either in person or by certified mail, to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.02(C) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 2.02(C) shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(D) Such stockholder’s notice also shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolution proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Corporation’s certificate of incorporation, as amended, restated or supplemented from time to time (hereinafter, the “Certificate of Incorporation”) or these Bylaws, the language of the proposed amendment; (3) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) on whose behalf the proposal is made and, in the case of nominations, a description of all arrangements or understandings, including all compensation and financial arrangements, between the stockholder and each nominee and any other persons (naming them) pursuant to which the nomination or nominations are to be made by the stockholder; (4) a representation that the stockholder is a stockholder of record and intends to appear in person or by a qualified representative at the annual meeting to bring the business proposed in the notice before the meeting; (5) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (6) as to the stockholder giving the notice and any Stockholder Associated Person on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s stock transfer books, and, if different, such stockholder’s current name and address, and of any Stockholder Associated Person, (b) the class, series and number of shares of the Corporation which are owned of record and beneficially (but not of record) by such stockholder and any Stockholder Associated Person, (c) a description of all Derivative Transactions (as defined below) by such stockholder and any Stockholder Associated Person during the previous twelve (12) month period, including the date of the transactions and the class and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such stockholder and any Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder and any Stockholder Associated Person were a director of the Corporation or the beneficial owner of more than ten (10) percent of the shares of the Corporation at the time of the transactions; (7) the investment strategy or objective, if any, of such stockholder and any Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and any Stockholder Associated Person; and (8) to the extent known by the stockholder giving the notice, the name and address of any other person who owns, beneficially or of record, any shares of stock of the Corporation and who supports the proposal of such business and/or the nomination or nominations on the date of such stockholder’s notice. If such stockholder does not appear or send a qualified representative to present such proposal or nomination at such annual meeting, the Corporation need not present such proposal or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of any meeting of stockholders shall refuse to permit any business proposed and any nomination made by a stockholder to be brought before such meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal or nomination without such stockholder having made the representation required by clause (5) above. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. If information submitted pursuant to this Section 2.02 shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.02. Any information previously submitted by the stockholder pursuant to this Section 2.02 shall be supplemented by such stockholder and Stockholder Associated Person, if any, not later than ten (10) days after the record date for the meeting of stockholders in order to disclose any material change in such information as of the record date. If a stockholder fails to provide such written update within such period, the information as to which written update was required may be deemed not to have been provided in accordance with this Section 2.02.

(E) To be eligible to be a nominee for election as a director of the Corporation, an individual must additionally deliver (in accordance with the time periods for delivery of notice prescribed above) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(F) For purposes of this Section 2.02:

(1) a “Stockholder Associated Person” of any stockholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (a) and (b);

(2) “Derivative Transaction” by a person shall mean any (a) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and (b) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise; and

(3) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions), by a person who is a director of the Corporation or who is directly or indirectly the beneficial owner of more than ten percent of the shares of the Corporation.

(G) Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances. Notwithstanding the foregoing provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.02.

Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 2.03   Special Meetings.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors or the Chief Executive Officer, (ii) by the Secretary upon the direction of the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office or (iii) or by the Secretary upon the request of one or more stockholders holding not less than 50% of the Corporation’s then outstanding shares of common stock. Such request will state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called will be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.04   Quorum.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting.

SECTION 2.05   Voting.

Subject to the rights of the holders of any series of preferred stock and except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders will be decided by the vote of the holders of at least a majority of the voting power of the capital stock represented and entitled to vote thereat.  Each stockholder represented at a meeting of stockholders is entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy will be voted on or after three years from its date, unless such proxy provides for a longer period.  Such proxy shall be in writing or electronic transmission and shall be filed with the secretary of the Corporation before or at the time of the meeting or the giving of such written consent, as the case may be.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

SECTION 2.06   Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SECTION 2.07   List of Stockholders Entitled to Vote.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

SECTION 2.08   Stock Ledger.

The stock ledger of the Corporation is the only evidence as to the stockholders who are entitled to examine the stock ledger, the list required by Section 2.07, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

SECTION 3.01   Number, Election, Qualification and Tenure of Directors.

Subject to the rights of the holders of any preferred stock and subject to the Certificate of Incorporation, the number of directors of the Corporation shall be as from time to time fixed by a resolution adopted by not less than two-thirds of the members of the Board of Directors then in office; provided that the Board of Directors at no time shall consist of fewer than three (3) directors.  Directors of the Corporation shall be elected by the holders of a plurality of the voting power of the capital stock present in person or represented by proxy at a meeting of the stockholders and entitled to vote on the election of directors.  Except as provided in Section 3.02, the directors shall be elected by class at the annual meeting of the stockholders and each director elected shall hold office (A) until the next annual meeting when such class is to be elected and until his or her successor is elected and qualified or (B) until his or her earlier resignation or removal.  Directors need not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3.02   Vacancies; Removal.

Subject to the terms of any preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Subject to the rights, if any, of the holders of preferred stock, any or all of the directors of the Corporation may be removed from office at any time, but only for cause, and then only upon the affirmative vote of the holders of not less than 66⅔% of the Corporation’s then outstanding common stock.

SECTION 3.03   Duties and Powers.

The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.04   Meetings.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there is one, the Chief Executive Officer, or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting will be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone telegraph, cable, wireless or other form of electronic communication on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 3.05   Quorum.

Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors constitutes a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum is an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 3.06   Actions of the Board in Lieu of a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.07   Meetings by Means of Conference Telephone.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.07 constitutes presence in person at such meeting.

SECTION 3.08   Committees.

The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee will keep regular minutes and report to the Board of Directors when required.

SECTION 3.09   Compensation.

Directors shall be entitled to such compensation for their services as may be fixed from time to time by a resolution of the Board of Directors, including, if so provided by any such resolution, their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.10   Interested Directors.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

SECTION 4.01   General.

The officers of the Corporation will be chosen by the Board of Directors. The Board of Directors, in its discretion, may choose a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, and one or more Treasurers, Vice Presidents or Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as determined by the Board of Directors from time to time in accordance with Section 4.13 of these Bylaws. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

SECTION 4.02   Election.

The Board of Directors at its first meeting held after each annual meeting of stockholders will elect the officers of the Corporation who will hold their offices for such terms and will exercise such powers and perform such duties as determined from time to time by the Board of Directors. All officers of the Corporation will hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors. The salaries of all officers of the Corporation will be fixed by the Board of Directors.

SECTION 4.03   Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer deems advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation owns securities and at any such meeting will possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

SECTION 4.04   Chairman of the Board of Directors.

The Chairman of the Board of Directors, if there is one, will preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 4.05   Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, has general supervision of the business of the Corporation and will see that all orders and resolutions of the Board of Directors are carried into effect. He or she will execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. If the Chief Executive Officer is not also serving as the Chairman of the Board, then in the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer will preside at all meetings of the stockholders and, if the Chief Executive Officer is also a member of the Board of Directors, all meetings of the Board of Directors. The Chief Executive Officer also will perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

SECTION 4.06   President.

During any period when there shall be a Chief Executive Officer who is not also serving as the President, the President shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

SECTION 4.07   Chief Financial Officer.

The Chief Financial Officer shall have general supervision of the financial operations of the Corporation.  The Chief Financial Officer shall also perform such duties and have such other powers as may from time to time be prescribed to them by the Board of Directors, the Chief Executive Officer or the President.

SECTION 4.08   Vice Presidents.

At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President. Each Vice President will perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Vice President, the Board of Directors will designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.

SECTION 4.09   Secretary.

The Secretary will attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also will perform like duties for the standing committees when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he or she will be. If there is no Secretary, or the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given.

The Secretary will have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 4.10   Assistant Secretaries.

Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 4.11   Treasurer.

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. He or she shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or be the Chief Executive Officer if the Board does not do so. He or she may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order. He or she shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors, the Chief Executive Officer and/or the President of the Corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer or the President if the Board does not do so.

SECTION 4.12   Assistant Treasurer.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of directors may from time to time prescribe.

SECTION 4.13   Other Officers.

Such other officers as the Board of Directors may choose will perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

SECTION 5.01   Uncertificated Shares; Form of Certificates.

Some, all, or any classes or series of shares of the Corporation may be uncertificated shares.  Notwithstanding the Company’s authority to issue uncertificated shares, every holder of stock in the Corporation shall be entitled to have a certificate of the shares of the Corporation signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a Vice President and (ii) the Treasurer or an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.

SECTION 5.02   Signatures.

Where a stock certificate is countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 5.03   Lost Certificates.

The Board of Directors may direct a new certificate to be issued in place of any stock certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 5.04   Transfers.

Stock of the Corporation is transferable in the manner prescribed by law, the Certificate of Incorporation of the Corporation and in these Bylaws. If shares intended to be transferred are represented by stock certificates, transfers of stock will be made on books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which will be canceled before a new certificate is issued.  The Board of Directors may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these Bylaws.

SECTION 5.05   Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed by the Board of Directors with regard to determining stockholders entitled to notice of or to vote at any meeting of stockholders, the record date shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If no record date is fixed by the Board of Directors with regard to determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by the Certificate of Incorporation of the Corporation or by statute, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered in the manner required by law to the Corporation at its registered office in the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation’s stockholders are recorded; and if no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Certificate of Incorporation or by statute, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.  If no record date is fixed by the Board of Directors with regard to determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to consent to such corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

SECTION 5.06   Beneficial Owners.

The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares or owner-in-trust of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

SECTION 6.01   Notices.

Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, except as otherwise provided in these Bylaws, such notice may be given personally, or by mailing a copy of such notice, postage prepaid, directly to such director, member of a committee or stockholder to his or her address as it appears in the records of the Corporation or by transmitting such notice thereof to him or her by facsimile, cable or, to the extent permissible under Section 232 of the DGCL, other electronic transmission to the number or address specified in the records of the Corporation.

SECTION 6.02   Waivers of Notice.

Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
GENERAL PROVISIONS

SECTION 7.01   Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, securities or other property of the Corporation out of the assets or the funds of the Corporation legally available therefor. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 7.02   Disbursements.

All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 7.03   Fiscal Year.

The fiscal year of the Corporation will begin on January 1st and end on December 31st.

SECTION 7.04   Corporate Seal.

The corporate seal will have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.05   Electronic Transmissions.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01   Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.

The Corporation shall indemnify any director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under applicable law, in each case to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was acting in his or her official capacity as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

The Corporation shall indemnify any director or officer of the Corporation, and may, upon the act of the Board of Directors, indemnify any other person whom it shall have the power to indemnify under applicable law, in each case to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was acting in his or her official capacity as a director, officer, employee or agent of the Corporation, as the case may be, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit.

   Any indemnification under this Section 8.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Section 8.01.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

SECTION 8.02   Expenses Payable in Advance.

Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 8.03   Non-Exclusivity and Survival of Indemnification.

The indemnification provided by this Article VIII is not exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.01 is made to the fullest extent permitted by law. The provisions of this Article VIII do not preclude the indemnification of any person who is not specified in Sections 8.01 but whom the Corporation has the power or obligation to indemnify under the provisions of the Certificate of Incorporation, the DGCL, or otherwise. The indemnification provided by this Article VIII continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

SECTION 8.04   Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

SECTION 8.05  General.

The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each person who serves as such director or officer in any such capacity at any time while this Article VIII and the relevant provisions of the DGCL or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX
AMENDMENTS

SECTION 9.01   Amendments.

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors. The affirmative vote of not less than a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of not less than a majority of the Corporation’s then outstanding common stock; provided, however that notwithstanding any other provision of these Bylaws (and in addition to any other vote that may be required by law), the affirmative vote or holders of not less than 66⅔% of the Corporation’s then outstanding common stock shall be required to alter, amend or repeal, in whole or in part, Section 2.02, 2.03, 3.02 or this Section 9.01 of the Bylaws or to adopt any bylaw inconsistent with the purpose and intent of the foregoing provisions.

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